Exhibit 99.1

ADTRAN, Inc. Reports Results for First Quarter 2010 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 13, 2010--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter of 2010. Sales increased 15% to $127,027,000 for the quarter, compared to $110,364,000 for the first quarter of 2009. Net income increased 20% to $18,194,000 for the quarter, compared to $15,184,000 for the first quarter of 2009. Earnings per share, assuming dilution, were $0.29 for the quarter, compared to $0.24 for the first quarter of 2009.

ADTRAN Chief Executive Officer Tom Stanton stated, “We are pleased with our first quarter results which were driven by accelerating deployments of our wide portfolio of converged access solutions. Our Broadband Access category led the increase in revenue growing a notable 64% over the prior year and setting a new record level. Internetworking revenues also showed an impressive performance posting 45% year over year growth. The broad based increase in revenue points to the success of our positioning in an environment where carriers and enterprises are selectively accelerating investment to realize benefit from this new era of converged services.”

The Company also reported that the provision for income taxes in the first quarter of 2010 was higher due to delays in federal legislation required to extend research tax credits for the 2010 year.

The Company reported that stock-based compensation expense for the first quarter of 2010 reduced diluted earnings per share by $0.02 compared to $0.03 for the first quarter of 2009.

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2010. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on April 29, 2010. The ex-dividend date is April 27, 2010 and the payment date is May 13, 2010.

The Company confirmed that its first quarter conference call will be held Wednesday, April 14, 2010 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2009. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet
Unaudited
(In thousands)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$26,939	$24,135
Short-term investments	137,284	172,469
Accounts receivable, net	74,140	68,044
Other receivables	10,052	4,097
Inventory, net	47,799	45,674
Prepaid expenses	3,118	2,795
Deferred tax assets, net	8,787	8,603
Total current assets	308,119	325,817

Property, plant and equipment, net	74,132	74,309
Other assets	2,133	2,168
Long-term investments	214,616	162,169

Total assets	$599,000	$564,463

Liabilities and Stockholders' Equity
Accounts payable	$34,771	$25,782
Unearned revenue	8,282	7,138
Accrued expenses	4,808	4,202
Accrued wages and benefits	10,077	7,634
Income tax payable, net	11,705	3,017
Total current liabilities	69,643	47,773

Deferred tax liabilities, net	6,192	5,035
Other non-current liabilities	11,413	11,390
Bonds payable	47,750	47,750
Total liabilities	134,998	111,948

Stockholders' equity	464,002	452,515

Total liabilities and stockholders' equity	$599,000	$564,463

Consolidated Statements of Income
(In thousands, except per share data)
Unaudited

	Three Months Ended
	March 31,
	2010	2009

Sales	$127,027	$110,364
Cost of Sales	51,699	42,904

Gross Profit	75,328	67,460

Selling, general and administrative expenses	27,204	23,697
Research and development expenses	22,779	20,862

Operating income	25,345	22,901

Interest and dividend income	1,527	1,638
Interest expense	(603)	(603)
Net realized investment gain (loss)	2,192	(3,198)
Other expense, net	(187)	(135)

Income before provision for income taxes	28,274	20,603

Provision for income taxes	(10,080)	(5,419)

Net Income	$18,194	$15,184

Weighted average shares outstanding - basic	61,999	62,123
Weighted average shares outstanding - diluted (1)	63,060	62,586

Earnings per common share - basic	$0.29	$0.24
Earnings per common share - diluted (1)	$0.29	$0.24

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information
Stock Based Compensation Expense
(In thousands)

	Three months ended
	March 31,
	2010	2009

Stock-based compensation expense included in cost of sales	$68	$71

Selling, general and administrative expense	750	828
Research and development expense	871	920

Stock-based compensation expense included in operating expenses	1,621	1,748

Total stock-based compensation expense	1,689	1,819
Tax benefit for expense associated with non-qualified options	(177)	(185)

Total stock-based compensation expense, net of tax	$1,512	$1,634

Consolidated Statements of Cash Flow
Unaudited
(In thousands)

	Three months ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net income	$18,194	$15,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,593	2,507
Amortization of net premium on available-for-sale investments	1,102	803
Net realized (gain) loss on long-term investments	(2,181)	3,198
Net (gain) loss on disposal of property, plant and equipment	(3)	1
Stock-based compensation expense	1,689	1,819
Deferred income taxes	(1,768)	(1,765)
Tax benefit from stock option exercises	437	(41)
Excess tax benefits from stock-based compensation arrangements	(373)	37
Change in operating assets and liabilities:
Accounts receivable, net	(6,096)	(4,086)
Other receivables	(5,955)	(355)
Inventory	(2,125)	(2,285)
Prepaid expenses and other assets	(371)	313
Accounts payable	8,989	2,923
Accrued expenses and other liabilities	4,211	(33)
Income tax payable, net	8,688	6,248
Net cash provided by operating activities	27,031	24,468

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,329)	(2,356)
Proceeds from sales and maturities of available-for-sale investments	56,084	63,741
Purchases of available-for-sale investments	(64,956)	(66,772)
Net cash used in investing activities	(11,201)	(5,387)

Cash flows from financing activities:
Proceeds from stock option exercises	2,340	49
Purchases of treasury stock	(10,330)	(1,430)
Dividend payments	(5,577)	(5,568)
Excess tax benefits from stock-based compensation arrangements	373	(37)
Net cash used in financing activities	(13,194)	(6,986)

Net increase in cash and cash equivalents	2,636	12,095
Effect of exchange rate changes	168	9
Cash and cash equivalents, beginning of period	24,135	41,909

Cash and cash equivalents, end of period	$26,939	$54,013

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220